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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" in Amendment No. 3 to the Registration Statement (Form S-3) and related Prospectus of CV Therapeutics, Inc. for the registration of 4,600,000 shares of its common stock and to the incorporation by reference therein of our report dated February 26, 1999, with respect to the consolidated financial statements of CV Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                  /s/ ERNST & YOUNG LLP


Palo Alto, California
October 5, 1999